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
FLOOR BROKER (ONE THREE-YEAR TERM)
----------------------------------

STEPHEN ARDIZZONE (ZONE)
------------------------

         Stephen E. Ardizzone began his career as a COMEX clerk from 1981 to 1983. After seeing the potential growth of the New York Mercantile Exchange, he moved to crude oil where he worked for three years as a clerk for Rafferty Associates and Smith Barney. This led to the success of his own floor brokerage operation, Zone Energy Group Inc., which employs 20 people and is a viable company, active in crude oil, heating oil, gasoline, and natural gas. Zone Energy presently conducts business for banks, futures commission merchants, fund managers, institutional trade houses, major oil producers, and independent oil firms. Mr. Ardizzone says that this range of customers contributes to his thorough knowledge of every aspect of the business.

         In 2002, Mr. Ardizzone and his brother, John, founded Bluefin Energy Trading as a member firm of the Exchange. Mr. Ardizzone says he was instrumental in supporting the e-miNYsm crude oil and natural gas contracts, and Bluefin is currently the only floor group making markets in the NYMEX ClearPortsm products.

         Since becoming a full member in 1986, Mr. Ardizzone says he has been fortunate to experience first-hand the explosive growth of the Exchange. He served on the board for three years and has been active and instrumental on various committees for the last 17 years, including the marketing, floor, facilities, and control committees. He is currently on the floor broker advisory, compliance review, business conduct, by-laws, and rules committees and countless sub-committees. Mr. Ardizzone says that, because of his continued dedication, it is again time to take the Exchange to the next level. He feels he is uniquely qualified for service on the board because he is an independent thinker and, as such, his decisions are always fair and honest.

         Mr. Ardizzone and his wife, Marissa, have been married for eight years and have three children, Samantha, Stephen, and Sofia. They reside in Staten Island. He believes vision, dedication, and truth will lead the way to a healthy and profitable future.

         Mr. Ardizzone attended Xaverian High School in Brooklyn, St. John' s University, and John Jay College of Criminal Justice. He is the owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in the New York Mercantile Exchange, Inc.

         Among the many issues the Exchange is now facing, Mr. Ardizzone plans to work on the following:

         o The challenges faced daily by the Exchange from its competitors and a continued pro-active stance on making the Exchange a force in this technological arena.

         o Having the floor co-exist with trading screen platforms in order to ensure the future of all its members.

         o        Increasing the market share for all energy-traded products.

         o Increased the marketing effort for NYMEX ClearPortsm and related over-the-counter initiatives to ensure continued financial success for current and future shareholders.

         o Membership meetings, which Mr. Ardizzone states should be held more frequently with mandatory attendance for board and finance committee members.

         To summarize, Mr. Ardizzone states he is a man of action and accountability. He believes everything he says and will stand by it. Mr. Ardizzone believes that the current board must have cohesiveness in order to succeed. He is prepared for the job ahead and plans to make a difference.

WILLIAM SCHAEFER (IRON)
-----------------------

         William Schaefer is the president and partner of S.C.S. Commodities, Inc., and S.C.S. OTC Corp. S.C.S. Commodities Inc. was established in 1991 and has a presence in all the energy futures and options markets on the Exchange. S.C.S. OTC has two offices, New York City and Houston, that broker swaps, options, pipeline, and basis over-the-counter (OTC) deals. S.C.S. Commodities employs over seventy people including seventeen floor brokers.

         Mr. Schaefer began his career on the Exchange as a phone clerk and then, Exchange member, for Kidder Peabody in 1988. He also held a position as the Exchange member in charge of floor options execution and sales for Shearson Lehman Brothers. As a member of the Exchange, Mr. Schaefer has been a member of several Exchange committees including floor, settlement, options advisory, facilities, floor broker advisory, and membership.

         Working as a floor broker and trader for more than 14 years, Mr. Schaefer believes he provides a broad viewpoint of futures and options on the Exchange and in the OTC market. His day-to-day activities as president of S.C.S. Commodities, Inc., include generating customer brokerage business and managing 17 brokers who are responsible for executing trades for those customers. He says, "As a floor brokerage firm we deal and communicate with every side of a New York Mercantile Exchange trade -- locals, outside customers, and other floor brokers."

         Mr. Schaefer also has working knowledge of the OTC market, which, he says, will prove more and more significant as the Exchange continues to grow through clearing OTC products. His knowledge of customer needs in various OTC products can help to generate further growth for the Exchange in these markets.

         Mr. Schaefer believes the Exchange is an asset that has more potential for growth and development. "We can improve the Exchange by further development of technology, new products, and management." In addition, he states, "There is no reason why we cannot remain the dominant trading venue for energy now and in the future."

         As a board member, Mr. Schaefer states "I would like to use my experience as an Exchange member and president of S.C.S. Commodities and OTC to help members and member firms continue to receive considerable returns from the Exchange. I will strive to ensure that these returns are met by making sound business decisions on issues that will increase the Exchange's revenue and growth."

         Mr. Schaefer earned his bachelor of science degree from Boston University and a master in business administration from Seton Hall University. He resides in Rumson, New Jersey, with his wife, Marcey and their children, Elizabeth and William. He is the owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in the New York Mercantile Exchange, Inc.

WILLIAM WALLACE (WALZ)
----------------------

         William Wallace is a senior vice president of Man Financial, Inc. At Man, Mr. Wallace has been responsible for managing its New York Mercantile Exchange floor business for the past eight years and has been a member of the Exchange since 1998. Man currently employs 60 people on the floor and owns 15 seats. Man has been a supporter of the Exchange since its inception and will continue to make a significant investment of its resources in the Exchange's products and future initiatives.

         Mr. Wallace began his career in commodities in 1988 as a margin clerk at Kidder Peabody, Inc. At Man, prior to coming to the floor, Mr. Wallace worked in various capacities in the front and back offices. In 1992, Mr. Wallace began his career on the Exchange floor. He feels his experience will bring to the board ideas for improvement and implementation of best practices based on his first-hand, in-depth knowledge of Exchange floor operations.

         Mr. Wallace says he understands the duty of board members to represent the interest of all shareholders. He understands the diversity of the Exchange membership and is committed to working to maintain the Exchange's position as the first and best forum for energy trading. Commitment to the open outcry system, development of new trading products, and investments in technology are clearly the means of maintaining this pre-eminence. Mr. Wallace has had personal experience in trading the electricity contract and looks forward to supporting its growth. Additionally, Man Financial recognizes the need for this contract in the energy marketplace and has committed its significant resources to help make the electricity contract one of the Exchange's premier products.

         Mr. Wallace also recognizes that the Exchange and the floor community employ hundreds of people. Although these individuals do not have direct representation on the board, Mr. Wallace believes that the Exchange's future growth and profitability, as a closely held organization or a publicly traded company, are dependent on the commitment of these individuals to the Exchange's vision. He has close working relationships with the entire floor community, is regarded as a leader, and is committed to building support among the community for Exchange initiatives.

         Mr. Wallace regularly participates in CNN and CNBC financial news broadcasts regarding the Exchange markets. He believes it is his responsibility as a member to enhance the public's awareness of the Exchange and to communicate to the financial community the importance of the role of the Exchange in the marketplace.

         Mr. Wallace was born and raised in the Washington Heights section of Manhattan. He graduated from Baruch College in 1993 with a bachelor of science degree in finance and a minor in American history. While at Baruch, Mr. Wallace worked full-time at Kidder and Man while completing his degree. He currently resides in New York City and Mattituck, New York, with his wife, Karen. He is the holder of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in the New York Mercantile Exchange, Inc., pursuant to an agreement with Man Financial.

PUBLIC (TWO THREE-YEAR TERMS)
-----------------------------

JOHN CONHEENEY
--------------

         John Conheeney is an incumbent public board member. He spent most of his career at Merrill Lynch, where he began as a trainee in its futures trading program. As part of that program, he worked on the floors of the New York Mercantile Exchange and Commodity Exchange as a clerk. He retired as chief executive officer of Merrill Lynch Futures, Inc.

         He has been a member of the Commodities Exchange, Inc., and the Chicago Board of Trade and served as a member of the boards of both, as well as the boards of the Chicago Mercantile Exchange and GLOBEX". He has also been a board member and chairman of the Futures Industry Association and the National Futures Association.

         As a result of his association with the New York futures community, Mr. Conheeney has received two awards of which he is particularly proud. They are the Torch of Liberty Award presented by the metals and metal products division of the Anti-Defamation League and the Arthur Kaplan Award presented by Futures and Options for Kids.

         He is a graduate of Manhattan College and attended graduate school at Tulane University. He lives with his wife, Mary Higgins Clark, in Saddle River, New Jersey, and New York City. Between them, they have nine children and 16 grandchildren. He does not own any shares of common stocks of NYMEX Holdings, Inc., or any Class A memberships in the New York Mercantile Exchange, Inc.

E. BULKELEY GRISWOLD
--------------------

        E. Bulkeley Griswold is the founder and managing partner of L&L Capital Partners, a limited liability corporation managing venture-backed companies; screening, investing and placing private equity in early to mid sized companies; and providing specialized corporate finance consulting services.

        From 1983 to 1998, he was a financial executive and partial owner of Marketing Corp. of America, an $80 million, privately owned, integrated marketing services firm. He was also the president and a general partner of a $66 million venture capital fund, MarketCorp Venture Associates, L.P., specializing in consumer-packaged goods, healthcare, communications, and specialty retailing investments. He was responsible for marketing initiatives in the financial and


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

other corporate areas serviced by the strategic consulting, marketing agencies, and market research sectors of MCA and the chairman and a trustee of the MCA Profit Sharing 401(k) Plans.

         From 1977 to 1983, he was executive vice president and a trustee of General Electric Investment Company (GEIC), the internal investment management company of all GE pensions assets and other affiliated GE portfolios. In that capacity, he was responsible for $12 billion in assets including corporate and municipal bonds, private placements, real estate, short-term investments, and venture capital. Immediately prior to that, he was a vice president at Phoenix Mutual Life Insurance Company (currently Phoenix-Home Life Insurance Company), responsible for $1.5 billion in public and private corporate bonds, common stock including the publicly traded mutual funds, short-term investments, and venture capital.

         In addition to the Exchange, he serves on the boards of the Concord Industry, Inc.; Lifeflo, Inc.; New London County Mutual (NLC); OfficePower; Pantresse, Inc.; Pioneer Medical Systems, Inc.; Scan-Optics Inc.; TherImmune; and the Trust Company of Connecticut.

         He holds a bachelor of science degree from the University of Maryland and a masters in business administration from the University of Connecticut. He is a past chairman of the Connecticut Society of Financial Analysts, the Town of Wilton board of finance, the Wilton Family Y board of Trustees, and the University of Connecticut Foundation. He has also been on the boards of the Fairfield County Community Foundation (formerly FiveTown Foundation); the Norwalk-Wilton United Way (including serving as chairman of its leadership giving committee from 1992 to 1996); the Stanford University Executive Management Program; the University of Maryland Board of Regents; and the University of Connecticut Foundation Business School. He does not own any one shares of common stock of NYMEX Holdings, Inc., or Class A memberships in the New York Mercantile Exchange, Inc.


FUTURES COMMISSION MERCHANT (ONE THREE-YEAR TERM)
-------------------------------------------------

JOHN MCNAMARA (JLMC)
--------------------

         John McNamara has been a board member for the past two years and an active member of the New York Mercantile Exchange since 1986. During that time, he has served on most Exchange committees. Currently a vice president for Banc One, he is an experienced options broker who has worked for both large and small clearinghouses, which include ABN Amro, ED&F Man, DE Jones, Citibank, and T&S Commodities.

         Mr. McNamara says that this experience makes him uniquely qualified to represent the interests of all Exchange constituencies. "I have always been a floor broker, and have traded in every ring of the Exchange," he says, "but I have also represented a wide range of customers, including large oil companies and different-sized hedge funds. My vote has always been independent -- I have never been told by my customers or employers how to vote. On the contrary, they have always sought my insight on the major Exchange issues and asked my guidance on how to vote."

         Mr. McNamara also believes that his experience as a businessman will serve the Exchange well as it responds to changing market conditions and its own change in structure. "We need to treat our clients like clients," he says. "None of my customers are telling me that they want us to close down and become an electronic bulletin board, but they are telling me that they want to see change. As someone who runs a floor operation and represents a futures commission merchant, I recognize the importance in such things as hand-held technology and order-routing as critical to offering our customers the efficiency they are seeking."

         Mr. McNamara is fighting to preserve open outcry because "That's the unique service we provide. It is not only in my interest as a floor broker to preserve that function, but I believe it is also in our customers' interests, as long as we provide them with the products they are seeking."

         As the co-chairman of the options advisory committee, Mr. McNamara drove to conclusion a long-time effort to introduce calendar spread options, resulting in some of the most successful products in the recent history of the futures industry. As an options trader, Mr. McNamara says, "I know how desperately we need new contracts...and the ideas are there. The industry and the floor alike have been begging for the opportunity that options on spreads would present. We should get creative, but we should also deliver on all the things we've been talking about."

         Mr. McNamara, who originally started as an options broker on COMEX in 1983 and was brought over to the Exchange by T&S Commodities to start its energy options operation when crude oil options began trading, believes there is glaring need for greater options expertise on the board. "These contracts represent a significant portion of our revenue as well as significant potential future growth," he says. "We need to pursue the innovative opportunities that we face."

         In addition to his current service on the Exchange adjudication, arbitration, floor, settlement, clearinghouse, facilities, and technology committees, Mr. McNamara was instrumental in the efforts for the e-miNYsm and electricity contracts, as well as the development of the disaster recovery trading site. He is a pilot and a partner in an aerobatic flight school and holds a bachelor of science degree in general science from Fordham University with a minor in philosophy. He is the holder of one share of common stock in NYMEX Holdings, Inc., and one Class A membership in the New York Mercantile Exchange, Inc., pursuant to an agreement with Banc One.

LOCAL (ONE THREE-YEAR TERM)
---------------------------

DAVID GREENBERG (DGRE)
----------------------

         David Greenberg (DGRE), an Exchange member of 13 years, was first elected in the local category in 2000, after many years of active committee service. He says, "I knew the new century would bring many dramatic changes for the Exchange. I never thought so many of them would happen during my three-year term."

         These include many progressive moves by the Exchange such as demutualization, the introduction of OTC clearing and the e-miNY futures contractssm, and international expansion, as well as such shocks as the collapse of Enron and the broader energy merchant sector, and the World Trade Center attack. Mr. Greenberg says, "Throughout everything, the smooth and efficient business operations of the Exchange have remained a reliable constant. I am very grateful for the opportunity you gave me to be part of the management team that successfully met the greatest challenges in our history. I am even prouder that we managed to achieve record volumes and seat prices and a return to profitability as the world around us shifted."

         Mr. Greenberg has devoted his board service to supporting those projects that he believe hold the most potential for growth for the Exchange, including revitalizing the London office as a platform for international expansion, especially the untapped international power markets; implementing the means for board members to communicate with each other in real time; and extending the Exchange brand internationally by increasing TV coverage of the Exchange. He has also put a great deal of time and effort into the development and implementation of e-miNYsm trading, the introduction of OTC clearing, the fine-tuning of trading-at-settlement (TAS), and, as vice chairman of the marketing committee, traveling to London and Houston to enhance the Exchange's position as the premier energy-trading forum.

         Mr. Greenberg trades on the floor each day, which enables him to understand the needs of today's traders. He is a member of both New York commodity exchanges. In addition to his own role as a local, he is the president of Sterling Commodities which specializes in clearing other locals, giving Mr. Greenberg the opportunity to view the perspective of all locals, from smallest to largest. He was recently appointed to the corporate governance working group to ensure that the floor community has a voice at that level and is also using the expertise he has gained through his work at Sterling to assist the president and chairman directly with the issues involved in running the Exchange as a corporation.

         As the chairman of the working group on security, Mr. Greenberg is working to ensure the safety of the members and staff at One North End Ave. This team is working with other exchanges and local businesses to establish a new level of safety and sophistication. Mr. Greenberg was one of several board members who worked diligently around-the-clock both at the Exchange's uptown command center after September 11 and was one of the first to return to the building to support the Exchange chairman's efforts to reopen the Exchange in September 2001.

         Mr. Greenberg is also on the board of Futures and Options for Kids and the Commodity Floor Broker and Trader Association. He is the co-chairman of the Exchange's technology and international expansion committees and vice chairman of the NYMEX ACCESS" advisory, international advisory, locals advisory, government relations, and marketing committees. He also serves on the Brent crude oil advisory committee, the arbitration committee, stock index futures committee, OTC voice broker working group, and e-miNYsm working group. He says, "This exchange is not only in my blood, my family demonstrates its confidence in the Exchange and its future through the multiple seats we own. Our conviction is evident in the multi-million dollar commitment we have with the Exchange."

         Mr. Greenberg is a graduate of Syracuse University. He and his wife, Sharon, have two children, Samantha and Richard. He is the owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in the New York Mercantile Exchange, Inc.

         Mr. Greenberg says, "The next few years will be crucial to the future of the Exchange. We need as many board members as possible who have already demonstrated their ability to perform under pressure and understand the complex issues facing the Exchange. Even more importantly, we need individuals with the energy, stamina, and leadership qualities to remain one step ahead of the competition and provide us with the vision that will enable us to remain the world's foremost energy and metals marketplace."

MICHAEL MCCALLION (MMC)
-----------------------

         Michael McCallion has worked his way up through the Exchange, beginning as a clerk and rising to a vice president at Dean Witter Reynolds. He attributes his success as a floor broker for a futures commission merchant to his relationships with trade customers, interpersonal skills that were honed during his years of service in the U.S. Armed Forces. During this time, he developed the ear, the eyes, and the voice necessary to become a successful local. Mr. McCallion's voice has not only been heard on the floor and in the pit, but has resounded throughout the Exchange as a long-time member of eight committees that best serve the interests of its shareholders.

         The realization of his dream of purchasing a seat was the catalyst for his active participation in Exchange committees and a logical stepping stone to his immediate pursuit of becoming a board member. Mr. McCallion's contributions to the project management, facilities, finance, membership, arbitration, food service, health club, and benefit committees, as well as his familiarity with the inner workings of the Exchange, are testaments to his problem-solving skills and leadership abilities.

         In fact, Mr. McCallion was the only non-board member to serve on the project management committee for the development of the Exchange headquarters, hand-selected to help oversee the grant process, financing, and construction of the new building - the largest physical and financial undertaking in Exchange history.

         "Accountability and adherence to the bottom line have been my goals as a finance committee member," says Mr. McCallion. "Our recent dividend is a direct result of these efforts."

         Toward this end, he is currently working on creating a more efficient distribution of profits for shareholders.

         Mr. McCallion believes that the opportunity for newcomers to move and grow within the Exchange, as he has, is a direct result of the open outcry system. "It is imperative that we retain the ability to walk into the trading rings on a daily basis," he states, "although we owe it to ourselves to continue exploring available technological opportunities that will enable us to more effectively capture global market share."

         "We have the opportunity to capitalize on our past successes by seeking new avenues to grow our business, like web-based NYMEX ACCESS" and over-the-counter clearing. These advancements will benefit each owner," he says. "Our goal is to seize the future while retaining the solid reputation that defines the Exchange."

         Mr. McCallion has proved his allegiance to the Exchange during the past 23 years by voluntarily serving its membership. His contributions are evident in not only the way the Exchange has evolved, but through its current positive climate. He feels that his personal dedication and integrity qualifies him to speak with a unified voice on behalf of the membership.

         "It's inconceivable to me to not give back to the profession and membership that changed my life," Mr. McCallion says. "I would be honored to have earned the chance to increase my commitment to the Exchange by serving as the local board member."

         Mr. McCallion is the owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in the New York Mercantile Exchange, Inc.

TRADE (ONE THREE-YEAR TERM)
---------------------------

MICHAEL CARDELFE (MFC)
----------------------

         Michael Cardelfe has been an active member of the New York Mercantile Exchange since 1989. He is the founder and sole owner of Arb Oil, Inc., one of the largest and most well respected independent floor brokerage companies on the Exchange today. Arb Oil currently has 25 employees, including seven active members. The firm owns two seats and leases five seats.

         Mr. Cardelfe began his career on the New York Mercantile Exchange in 1983 as a clerk for Gerald Commodities. In 1985, he joined the Merrill Lynch start-up floor operation where he worked until 1987, when he left to start Arb Oil, Inc. He is a committed and active participant on the Exchange and an active member of both the facilities and the arbitration committees.

         A graduate of Monmouth University, Mr. Cardelfe has a bachelor of arts degree in elementary education with an emphasis on U.S. history. He is a sponsor of several children's programs including the Downtown Little League and the East Harlem Little League programs. He has raised funds for various educational programs and is active in his community of Spring Lake, New Jersey.

         Mr. Cardelfe is married and has four children. He is the owner of two shares of common stock of NYMEX Holdings, Inc., and two Class A memberships in the New York Mercantile Exchange, Inc.

JESSE HARTE (JESE)
------------------

         Jesse Harte is seeking re-election to his second term in the trade category. He says, "The last few years have enabled the Exchange to grow both in value as reflected in seat prices, but also in record volume and open interest. However, in this ever-changing world, resting on the past will not enable us to remain the true leader in energy risk management. Our board will continue to be tested as we continue to try to bring all facets of the energy trading business under the single umbrella of the New York Mercantile Exchange."

         Mr. Harte says that, as a board member, he has worked to bring his 22 years of experience in all parts of the oil and gas world to help identify and grow the Exchange revenue models. From running Bay Area, a full-service floor broker, to Daiwa Securities, a clearing member, to Duke Energy where he presently trades in the crude oil ring, he has been part of the entire process that allows the Exchange to be the world leader in energy services.

         Mr. Harte has contributed as a business leader to the formation of a North Sea crude oil contract and the successful launch of NYMEX Clearportsm Services, which enables the Exchange to provide clearing services to the over-the-counter market. On the management side, he has served as vice chairman of the finance committee, and begun the process to examine the Exchange's return on its capital investment to see if savings can continue to be brought to its bottom line. He says he has always supported the distribution in good economic times of excess funds to Exchange members and will continue to do so.

         As the delivery committee chairman, Mr. Harte has strived to protect the core integrity of the Exchange markets, which allows it to ensure the actual flow of products. He says, "As an involved board member, I am not afraid to voice my concerns or objections to concepts that might encroach on the open outcry system that has been so very successful."

         Mr. Harte, an Exchange member since 1982, is also vice chairman of the business conduct, crude oil advisory, and NYMEX ACCESS" advisory committees. Over the course of his Exchange membership, he has also served on the membership, finance, floor, business conduct, and delivery committees. He is the holder of two shares of common stock of NYMEX Holdings, Inc., and two Class A memberships in the New York Mercantile Exchange, Inc., pursuant to an agreement with Duke Energy.

         Mr. Harte continues, "Going forward, in order for the Exchange to remain the world leader in energy processing and trading, it will require board members who understand even more of the complex environment that we will be forced to deal with. As a person who has been in charge and worked in all aspects of the energy stream, from credit to origination, I feel that I can rise to any challenge that confronts us."

EQUITY HOLDER (ONE THREE-YEAR TERM)
-----------------------------------

STEVEN CRYSTAL
--------------

         Steven Crystal has been a member of both COMEX and NYMEX since 1980 of both COMEX and NYMEX. After completing high school in 1973, he attended Rutgers University where he completed a dual degree in business and biology in three years, and was graduated in 1976. He then completed his masters degree at George Washington University School of Business and Management, and was graduated in 1978. Immediately afterward, he worked as a financial and technical consultant for Shared Medical Systems in Washington, D.C., and New York.

         In 1980, Mr. Crystal formed Crystal Ball Services, a technical trading advisory service serving banks, institutions, and individual traders. As a local on the floor between 1980 and

1992, he traded on both COMEX and NYMEX. After leaving the floor (due to a family illness), he began trading at the offices of Crystal Ball Services. During his tenure at the Exchange, he served on many committees, including arbitration, new products, and finance and continues today to serve on these committees.

         In addition to his involvement at the Exchange, Mr. Crystal has found the time to get involved in other worthwhile endeavors. In 1995, he was elected to serve a three-year term as a trustee of the regional high school board of education, where he headed the finance committee (overseeing a budget in excess of $28 million). It was there that he negotiated contracts involving salaries and benefit packages with five different unions.

         In 1998, he became a trustee of Village Super Market (commonly known as Shoprite), and currently serves as a public director and on the audit and compensation committees. He also serves as a trustee of many philanthropic institutions including the "Bitsy" Madigan Scholarship Fund and The Crystal Family Foundation.

         After 1996, when his father moved to Reno, Nevada, Mr. Crystal began commuting from New York to Reno and participates and manages numerous family-owned businesses. These include real estate ventures, and active retail businesses in Honda motorcycles, ACE Hardware, and Car Quest auto parts. He is the owner of three shares of common stock of NYMEX Holdings, Inc., and three Class A memberships in the New York Mercantile Exchange, Inc.

         Recently, Mr. Crystal published his first book, THE LONG AND SHORT OF IT . . ., an illustrated collection of Wall Street sayings and a trader's guide to the markets.

JOEL FABER
----------

         Joel Faber is presently serving on the Exchange board of directors in the equity holder category. Since joining the Exchange 25 years ago, he has completed nine years on the board, including three on the executive committee. He has headed and served on numerous Exchange committees over the years, including marketing, heating oil, crude oil, propane, arbitration, membership, management audit, and equity shareholder.

         As one of the first traders in the heating oil pit, Mr. Faber founded Faber's Futures, Inc., to trade on behalf of major heating oil and gasoline companies. During the 1980s, Faber's Futures grew to become one of the leading firms on the Exchange.

         In addition to serving as an equity holder representative on the board, Mr. Faber has been involved in various activities including as an arbitrator with the National Association of Securities Dealers (NASD). He also has been a mediator for the U.S. Equal Employment Opportunity Commission in New York City and practiced mediation for the Superior Court of New Jersey. He is especially proud to have been on the board of directors of the New York chapter of the Juvenile Diabetes Foundation (JDF). He presently serves on the JDF board of chancellors.



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

         Mr. Faber and his wife, Marcia, reside in Park Ridge, New Jersey. He received a bachelor of arts degree from Rutgers University and a masters of arts degree from Teachers College at Columbia University. He also served in the New Jersey Air National Guard.

         Mr. Faber is the owner of four shares of common stock of NYMEX Holdings, Inc., and four Class A memberships in the New York Mercantile Exchange, Inc.

AT-LARGE (ONE THREE-YEAR TERM)
------------------------------

SCOTT HESS (HESS)
-----------------

         Scott Hess, a partner in G&H Commodities, has been a member of the Exchange since 1982, a member of the board of directors since 1997, and a member of the executive committee for the past year. He holds a business degree from Montclair State University and a masters of Business Administration in marketing from Pace University.

         Mr. Hess has been involved in many decisions that have shaped the future of the Exchange. Through his participation in key committees, he has continually voiced his concerns on behalf of the Exchange membership as a whole. He states that the most rewarding aspects of the past six years of board service have been the opportunities to interact with a wide range of segments of the Exchange community, including equity holders, floor traders, and customers.

         Mr. Hess has chosen to act as chairman of or participate on those committees that are most involved with the day-to-day business of the Exchange, despite the high level of work, commitment, and cooperative effort that these committees require. Through his work on the marketing and training and education committees, he has brought the perspective of floor traders to the business community and created a better understanding of the value provided by the Exchange.

         Mr. Hess repeatedly says, "As someone who trades in the ring every day, who handles brokerage business and trades for my own account, and who travels to represent the Exchange, I have a unique appreciation of the needs and problems faced by the full-spectrum of Exchange members. Mr. Hess is running for re-election to the board of directors in the at-large category because he feels he has been successful at balancing the spectrum of interests of the entire floor, equity, and off-the-floor members, while ensuring that all constituents have a strong voice and are heard at the board level."

         Mr. Hess is the owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in the New York Mercantile Exchange, Inc. He feels that the Exchange continues to face challenges and competition and the Exchange community needs to preserve its voice concerning far-reaching board decisions. He says, "The Exchange must continually be vigilant and anticipate and fulfill the needs of its members, equity holders, and customers."

          "As we move forward with exciting new ventures that will expand horizons for all Exchange members, it is essential that we not lose sight of the importance of our core business," he says.



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